Exhibit 99.1

Janover Acquires Groundbreaker, a Profitable SaaS Platform, Establishing a Comprehensive Marketplace for Commercial Real Estate

Janover expects to convert nearly 15% of its revenue to SAAS subscription software revenue

Acquisition complements Janover’s loan marketplace
with a first-in-class equity funding platform

Boca Raton, FL – November 20, 2023 – Janover Inc. (Nasdaq:  JNVR) (“Janover” or the “Company”), an AI-enabled B2B fintech marketplace connecting commercial property borrowers and lenders with a human touch, today announced that it has acquired Groundbreaker Technologies, Inc. (“Groundbreaker”), a profitable Software-as-a-Service (“SaaS”) platform for commercial property professionals to raise equity capital and manage investors through an easy-to-use fintech portal.

Groundbreaker is a specialized SaaS platform designed to simplify capital fundraising and investment administration in the commercial real estate industry. By offering an intuitive portal, it enables real estate professionals to efficiently manage equity capital, investor relations, and document sharing, fostering a seamless and professional investment experience. The platform also facilitates secure financial transactions and offers robust customer relationship management tools, aiming to enhance transparency and engagement between property developers and investors.

Blake Janover, CEO of Janover, stated, “This is an exciting moment for us. Jake and the team at Groundbreaker have built a world-class platform that reduces friction in raising and deploying capital into commercial real estate. We are uniquely positioned to seamlessly insert Groundbreaker’s product directly into Janover’s ecosystem that benefits from our highly automated, AI-enhanced sales and marketing funnel, which is laser-focused on our joint core customers. We believe this is a perfect fit, as we have had nearly 90 million impressions on Google search over the last 12 months and we want to improve our likelihood of being able to satisfy every visitor. By adding highly complementary, premium products to our suite of offerings, we create happier, stickier, and more profitable customers.”

“It’s important to note that this is part of our longer-term strategy of enhancing the quality of our revenue. This acquisition transitions more than 10% of our revenue to predictable, recurring, contractual subscription revenue. We are focused on generating high-quality, high-margin, subscription revenue and will continue to add new products to our platform as we develop the premier tech-enabled solution suite for multifamily, commercial property owners, as well as small business owners across the United States,” concluded Mr. Janover.

Jake Marmulstein, CEO of Groundbreaker, commented, “We started Groundbreaker with the vision of providing a one-stop shop for commercial real estate investment management, services, and access to capital. We had more than 13,000 investments and billions of dollars in transactions on the platform. This acquisition by Janover gets us one step closer to providing the industry with a comprehensive technology enabled solution that serves as the perfect partner for today’s commercial real estate operators. Janover has built an impressive platform and namesake, with cutting edge AI capabilities to efficiently match capital. We’re excited to join forces and provide our customers with an unmatched quality, ease and depth of service from technology to capital.”

About Janover Inc.

Janover is a B2B fintech marketplace connecting commercial property borrowers and lenders with a human touch. The Company seeks to revolutionize the commercial real estate lending market by making it hyper-efficient, transparent, and accessible to all rather than the few. Through the Company’s online platform, it provides technology that connects commercial mortgage borrowers looking for capital to refinance, build, or purchase commercial property, including, but not limited to, apartment buildings, to commercial property lenders. Borrowers include, but are not limited to, owners, operators, and developers of commercial real estate including multifamily properties and most recently, a growing segment of small business owners, which Janover believes represents a significant growth opportunity. Lenders include small banks, credit unions, REITs, Fannie Mae® and Freddie Mac® multifamily lenders, FHA® multifamily lenders, debt funds, CMBS lenders, SBA lenders, and more. Additional information about the Company is available at: https://janover.co/

To view the latest investor presentation, please visit https://ir.janover.co/.

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “believe,” “project,” “estimate,” “expect,” strategy,” “future,” “likely,” “may,”, “should,” “will” and similar references to future periods. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements.  Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: (i) the effect of and uncertainties related the ongoing volatility in interest rates; (ii) our ability to achieve and maintain profitability in the future; (iii) the impact on our business of the regulatory environment and complexities with compliance related to such environment; (iv) our ability to respond to general economic conditions; (v) our ability to manage our growth effectively and our expectations regarding the development and expansion of our business; (vi) our ability to access sources of capital, including debt financing and other sources of capital to finance operations and growth  and other risks and uncertainties more fully in the section captioned "Risk Factors" in the Company’s Registration Statement on Form S-1 related to the public offering (SEC File No. File No. 333-267907) and other reports we file with the SEC. As a result of these matters, changes in facts, assumptions not being realized or other circumstances, the Company's actual results may differ materially from the expected results discussed in the forward-looking statements contained in this press release. Forward-looking statements contained in this announcement are made as of this date, and the Company undertakes no duty to update such information except as required under applicable law.

Contact:

Crescendo Communications, LLC

Tel: 212-671-1020

Email: jnvr@crescendo-ir.com